                                                                   EXHIBIT 10.02

                             AGREEMENT OF SUBLEASE

     This Agreement of Sublease (this "Sublease") made as of this 29th day of June, 2000, by and between Reprogenesis, Inc., a Texas corporation with an office at 21 Erie Street, Cambridge, Massachusetts 02139 ("Sublandlord"), and Ontogeny, Inc., a Massachusetts corporation with an office at 45 Moulton Street, Cambridge, Massachusetts 02138 ("Subtenant"). Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in a lease dated September 1997, as amended by First Amendment to Lease dated as of October 1, 1998, and as further amended by Second Amendment to Lease dated as of June 29, 2000 (as amended, the "Main Lease") between Sublandlord, as tenant, and David E. Clem and David M. Roby, Trustees of 21 Erie Realty Trust, with an address in c/o McNeill Management, Inc., 320 Norwood Park South, Norwood, Massachusetts 02062, as landlord ("Landlord"), with respect to approximately 45,128 rentable square feet of space on the second floor of the building known and numbered as 21 Erie Street, Cambridge, Massachusetts (the "Building"), as more fully described in the Main Lease (the "Main Premises"). A copy of the Main Lease is attached hereto and incorporated herein by reference as Exhibit A.

     In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEMISE. Sublandlord hereby leases to Subtenant, and Subtenant hereby hires from Sublandlord, upon and subject to the terms and conditions hereinafter stated or incorporated herein by reference from July 1, 2000 (the "Sublease Term Commencement Date") through the Sublease Termination Date (as hereinafter defined) approximately 9,758 rentable square feet of space as more particularly shown on Exhibit B attached hereto and made a part hereof. For all purposes of this Sublease, the term "Sublease Premises" shall mean the premises demised under this Sublease as hereinabove provided at the time in question. Notwithstanding anything contained in Section 10.13 of the Main Lease to the contrary, Subtenant shall have no right to expand further the Sublease Premises.

     2. TERM. The term of this Sublease (the "Sublease Term") shall commence on the Sublease Term Commencement Date and end on the Term Expiration Date, unless sooner terminated as herein provided (the "Sublease Termination Date"). Notwithstanding anything contained in Section 10.12 of the Main Lease to the contrary, Subtenant shall have no right to extend the Sublease Term beyond the Sublease Termination Date.

     3. USE OF THE SUBLEASE PREMISES; PARKING. Sublandlord and Subtenant agree that the Sublease Premises shall only be used for the Permitted Uses set forth
in Article I of the Main Lease.   Subtenant further acknowledges and agrees that
during the Sublease Term, Subtenant is obligated to lease twenty (20) parking spaces in the Garage at the fair market rent established therefor from time to time by Landlord, which fair market rent is $150.00 per space per month as of the Sublease Term Commencement Date.
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     4.  RENT.

          (a) From the Sublease Term Commencement Date through the Sublease Termination Date, Subtenant shall pay to Sublandlord base rent ("Sublease Base Rent") for the Sublease Premises at a rental rate of $26.00 per rentable square foot payable in equal monthly installments. The parties acknowledge and agree that Landlord shall, within six (6) months after the Sublease Term Commencement Date, have its architect remeasure the Sublease Premises based upon the BOMA method for measuring floor area in an office building for a single tenant on such floor, but in no event shall such measured floor area be less than 9,318 rentable square feet. The parties further acknowledge and agree that the calculation of Sublease Base Rent shall be based on the number of rentable square feet that are included in the Sublease Premises as the same may be remeasured from time to time and that the Sublease Base Rent shall be adjusted in accordance with the provisions of Paragraph 6 of the Second Amendment to Lease. Sublease Base Rent shall be payable in advance on the first (1st) day of each and every calendar month of the Sublease Term. If the Sublease Term commences or ends other than on the first (1st) day of a month, then Sublease Base Rent for such month shall be prorated for such fractional period and paid promptly to Sublandlord.

          (b) In addition to the Sublease Base Rent to be paid by Subtenant, Subtenant shall pay to Sublandlord, during the Sublease Term hereof, as additional rent for the Sublease Premises (the "Additional Rent"), (i) Subtenant's Proportionate Share (as defined below) of all other payments required to be paid by Sublandlord under the Main Lease (except under Section 4.1(b)) when and as due thereunder, (ii) the entirety of any penalties that may accrue thereon in the event of Subtenant's failure to pay such amounts, and
(iii) all damages, costs and expenses which Sublandlord may incur by reason of any failure by Subtenant to comply with the terms of this Sublease. As used herein, "Subtenant's Proportionate Share" shall be the fraction comprised of the rentable square footage of the Sublease Premises, with the calculation based on the number of rentable square feet that are included in the Sublease Premises as the same may be remeasured from time to time, as the numerator and the total rentable square footage of the Main Premises at the time in question as the denominator.

          (c) Additional Rent shall be adjusted as of the Sublease Term Commencement Date, each January 1 thereafter during the term, and the Sublease Termination Date. When the amount of Additional Rent due hereunder is not known prior to the Sublease Termination Date, a final adjustment shall be made between Subtenant and Sublandlord promptly after such amount is known, notwithstanding that the term of this Sublease may have expired or have been earlier terminated.

          (d) Except as otherwise expressly provided in Subparagraph 4(b)(i) hereof, all Additional Rent shall be due and payable within five (5) business days after demand therefor by Sublandlord. In the event that Subtenant shall fail to pay Additional Rent when due and payable, Sublandlord shall have all the rights and remedies with respect to such failure as Sublandlord has for the nonpayment of Sublease Base Rent.

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     5.  CONDITIONS OF SUBLEASE PREMISES.  Sublandlord shall deliver the
Sublease Premises to Subtenant "AS IS" in its then condition, with no warranty or representation as to the condition of said premises. Sublandlord shall not be responsible for making any improvements, alterations or repairs therein or for spending any money to prepare the Sublease Premises for Subtenant's occupancy. Any such improvements, alterations or repairs made to prepare the Sublease Premises for Subtenant's occupancy shall be referred to herein as the "Initial Tenant Improvements".

     Any construction, renovation or improvements by Subtenant to the Sublease Premises, including without limitation, the Initial Tenant Improvements, shall be performed by Subtenant at its sole cost and expense and in accordance with all the terms and conditions of this Sublease and the Main Lease, including, but not limited to, Article III of the Main Lease. Whenever the consent of Landlord is required under the terms of the Main Lease with respect to any construction, renovations or improvements, Subtenant must also obtain the consent of Sublandlord, which consent shall not be unreasonably withheld or delayed. Neither Landlord nor Sublandlord shall have any obligation to pay or contribute to the cost of any leasehold improvements made by Subtenant in the Sublease Premises.

     6. SURRENDER. At the expiration or earlier termination of this Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord, broom clean, with all additions and improvements thereto, in the same condition as on the date of delivery to Subtenant or as the Sublease Premises may be put in during the Term of the Sublease, damage from fire or other casualty only excepted. If Subtenant does not immediately surrender the Sublease Premises upon the expiration or earlier termination of the Sublease Term, then Subtenant shall become a tenant at sufferance and the rent due hereunder shall be increased to two (2) times the sum of (a) Sublease Base Rent, (b) Additional Rent and (c) all other amounts that Sublandlord is required to pay with respect to the Sublease Premises pursuant to the Main Lease until Subtenant vacates the same. In addition, if Subtenant fails to remove any of Subtenant's personal property from the Sublease Premises, Sublandlord is hereby authorized, without liability to Subtenant for loss or damage thereto, and at the sole risk of Subtenant, to remove and store any of such property at Subtenant's expense, or to retain same under Sublandlord's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sums due hereunder, or to destroy such property.

     7.  INCORPORATION OF LEASE BY REFERENCE.

          (a) This Sublease is subject and subordinate to all of the terms and conditions of the Main Lease which are hereby incorporated herein by reference; provided, however, that with respect to any provisions of the Main Lease which conflict with or are inconsistent with the terms of this Sublease, the terms of this Sublease shall control. Notwithstanding the foregoing to the contrary, in case of any conflict between the provisions of the Main Lease and the provisions of this Sublease as to the rights of Landlord, the provisions of the Main Lease shall prevail. Except as otherwise provided herein, Subtenant shall assume, perform, pay and observe the obligations of Sublandlord as a tenant under the Main Lease for the benefit of Landlord and Sublandlord to the extent said terms and conditions are applicable to the Sublease Premises; and in the case of any breach hereof by Subtenant, Sublandlord shall have all the rights against Subtenant as would be

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available to Landlord as landlord under the Main Lease against Sublandlord as if such breach were by Sublandlord as tenant thereunder. Notwithstanding anything to the contrary herein contained, nothing shall prevent Landlord from enforcing its rights against Sublandlord and/or Subtenant in the event of default of their obligations as tenant under the Main Lease.

          (b) All of the terms and conditions contained in the Main Lease consistent with the provisions of this Sublease are incorporated herein as terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublandlord and Subtenant, respectively, provided, however that the reference to Landlord shall also refer to Landlord should Landlord decide to enforce its rights as Landlord under the Main Lease directly against Subtenant) and, along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

          (c) Notwithstanding the foregoing incorporation by reference of the terms and conditions of the Main Lease, for purposes of determining the occurrence of events of default hereunder (other than nonpayment of rent) by Subtenant, any and all grace periods set forth in Article VII of the Main Lease, as they may apply to Subtenant, shall be reduced by five (5) business days.

     8.  COVENANTS OF THE PARTIES.

          (a) With respect to the Sublease Premises, Subtenant covenants and agrees to perform and observe all the terms, covenants and conditions required to be performed by Sublandlord, as tenant under the Main Lease, except the obligation to make payments of rent and a Security Deposit (as defined in Paragraph 11 below) to Landlord. Subtenant further agrees that Subtenant's performance of all such obligations shall be performed by Subtenant for the benefit of Sublandlord as well as for the benefit of Landlord, and that Sublandlord shall have, with respect to Subtenant, this Sublease and the Sublease Premises, all of the rights and benefits provided to Landlord by the Main Lease. Subtenant will exonerate, indemnify and hold harmless Sublandlord from and against all claims, suits, obligations, liabilities and damages, including reasonable attorneys' fees, resulting from the failure by Subtenant to perform, fulfill or observe Subtenant's representations, warranties or agreements set forth in this Sublease. Sublandlord will exonerate, indemnify and hold harmless Subtenant from and against all claims, suits, obligations, liabilities and damages, including reasonable attorneys' fees, resulting from the failure by Sublandlord to perform, fulfill or observe Sublandlord's representations, warranties or agreements set forth in this Sublease.

          (b) Subtenant covenants and agrees with Sublandlord not to do or permit to be done any act of commission or omission which would constitute a violation or default under the Main Lease if done or permitted to be done by Sublandlord.

          (c) As long as this Sublease is in full force and effect, Subtenant shall be entitled, with respect to the Sublease Premises, to the benefit of Landlord's obligations and agreements to furnish utilities and other services to the Sublease Premises. Subtenant hereby acknowledges and agrees, however, that Subtenant shall be responsible for all janitorial services to the Sublease Premises and to the bathrooms/lavatories servicing the Sublease Premises. Notwithstanding

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anything herein or in the Main Lease provided to the contrary, however,
Sublandlord shall not be responsible for the performance of Landlord's obligations under the Main Lease, and shall not be liable in damages or otherwise for any negligence of Landlord or for any damage or injury suffered by Subtenant as a result of any act or failure to act by Landlord, or any default by Landlord in the performance of its obligations under the Main Lease, nor shall any such action, failure to act, or default by Landlord constitute a constructive eviction or default by Sublandlord hereunder.

          (d) If Landlord shall default in the performance of any of its obligations under the Main Lease, or if Subtenant wishes to file a protest or to dispute any matter or thing and sends written notice thereof to Sublandlord ("Landlord Demand Notice"), Sublandlord has the right to protest or dispute (together with all material facts and circumstances pertaining thereto) and Sublandlord shall, within five (5) business days after receipt of the Landlord Demand Notice, make demand on Landlord and shall employ all reasonable efforts to cause Landlord to cure such default or resolve such dispute. If Sublandlord shall fail to cause Landlord to cure such default (or if such dispute shall not be resolved) within a reasonable period of time, then following notice from Subtenant to Sublandlord, Subtenant shall have the right, at Subtenant's sole cost and expense, and in the name of Sublandlord, to file any such protest and/or to make demand or institute any appropriate action or proceeding against Landlord for the enforcement of its obligations. Sublandlord agrees that it shall sign such demands, pleadings and/or other papers, and shall otherwise cooperate with Subtenant, as may be reasonably required or necessary to enable Subtenant to proceed in Sublandlord's name to enforce the obligations of Sublandlord, provided that Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, any and all loss, costs, damage, expense, penalty or liability (including, but not limited to, reasonable attorneys' fees and disbursements), incurred by Sublandlord by reason of prosecution by Subtenant of any such proceeding or action or the filing of any such protest.

          (e) Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Subtenant as a result of the exercise by Landlord of any of the rights reserved to Landlord under the Main Lease, nor shall such exercise constitute a constructive eviction or a default by Sublandlord hereunder.

          (f) Sublandlord covenants that, subject to the terms and conditions of the Main Lease and this Sublease, if and so long as Subtenant keeps and performs each term and condition herein contained on its part to be kept and performed, Subtenant shall not be disturbed in the enjoyment of the Sublease Premises by Sublandlord or by anyone claiming by, through or under Sublandlord.

          (g) Whenever a notice is given or received pursuant to the Main Lease by Sublandlord or Subtenant which has relevance to the Sublease Premises, Sublandlord and Subtenant each agree promptly to provide the other with a copy of such notice.

          (h) Subtenant covenants and agrees that this Sublease shall not be assigned or the Sublease Premises further sublet, in whole or in part, or any part thereof suffered or permitted by Subtenant to be used or occupied by others, without in each instance the prior written consent of Landlord if necessary in accordance with the requirements of the Main Lease, and Sublandlord, which consent of Sublandlord may be withheld in Sublandlord's sole discretion.

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          (i) Subtenant covenants and agrees that Sublandlord and Landlord shall be named as additional insureds under any insurance policies obtained in connection with this Sublease or the Sublease Premises.

     9.  DEFAULT.

          (a) In the event that Subtenant shall default in the payment of Sublease Base Rent or Additional Rent hereunder, or default in the performance or observance of any of the terms, conditions and covenants of this Sublease, which default shall not be cured within the grace periods set forth in the Main Lease, as modified by Section 7(c) of this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Landlord under the Main Lease with respect to defaults by the tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were herein set forth in full, and Subtenant shall have all of the obligations of the tenant under the Main Lease with respect to such default.

          (b) In the event of a default by Subtenant in the performance of any of its obligations hereunder, Sublandlord may, at its option, and without waiving any other remedies for such default herein or by law or by incorporation by reference of the Main Lease provided, at any time thereafter, give written notice to Subtenant that if such default is not cured, or the cure not commenced within three (3) days after such notice is deemed given pursuant to the terms of this Sublease, and thereafter pursued diligently to conclusion, Sublandlord may cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant, and Subtenant agrees to reimburse Sublandlord therefor and save Sublandlord harmless therefrom; provided that Sublandlord may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Sublandlord's interests under the Main Lease or to prevent injury or damage to persons or property. If Subtenant shall fail to reimburse Sublandlord upon demand for any amount paid for the account of Subtenant hereunder, said amount shall be added to, and become due as a part of, the next payment of Sublease Base Rent due hereunder.

     10. TERMINATION. If at any time prior to the expiration of the Sublease Term, the Main Lease shall terminate or be terminated for any reason, then at the option of Landlord, expressed by written notice to Subtenant, either

          (a) this Sublease shall terminate simultaneously upon termination of the Main Lease, and Subtenant shall vacate the Sublease Premises on or before such date, or

          (b) Subtenant shall attorn to and recognize Landlord as a direct tenant of Landlord upon all of the terms and conditions of this Sublease, and Subtenant shall, promptly upon Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of the Main Lease, or by reason of any default by Sublandlord under this Sublease occurring after Landlord's notice pursuant to this Paragraph 10, to terminate this Sublease or surrender possession of the Sublease Premises.

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     Whichever option Landlord exercises; Landlord shall not be:

               (i)   liable for any act or omission of Sublandlord;

               (ii) subject to any offsets or defenses which Subtenant had or might have had against Sublandlord; or

               (iii) bound by any amendment or modification of this Sublease not expressly consented to in writing by Landlord or by any Base Rent or Additional Rent or other payment which Subtenant might have made to Sublandlord, except for any payments of Base Rent or Additional Rent made no more than one month in advance in accordance with the terms of this Sublease.

     If Landlord terminates the Main Lease and fails to give notice to Subtenant pursuant to Subparagraphs 10 (a) or (b) hereof, Landlord shall be deemed to have chosen to terminate this Sublease as set forth in Subparagraph 10 (a). Sublandlord shall not be liable to Subtenant for any loss or damage caused by the termination of the Main Lease.

     11. SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall pay to Sublandlord Forty-Two Thousand Two Hundred Eighty-Four and 67/100 Dollars ($42,284.67) to be held by Sublandlord, without interest, as security for Subtenant's performance as herein provided (the "Security Deposit"). For and during the Sublease Term, Sublandlord shall have the irrevocable right, without further notice or approval of Subtenant, but not the obligation, from time to time, without prejudice to any other remedy Sublandlord may have on account thereof, to apply the Security Deposit or any portion thereof or interest thereon, to Sublandlord's damage resulting from any default after applicable grace and cure periods by Subtenant. On the termination of the Sublease Term, the Security Deposit, or the portion thereof then held by Sublandlord shall be returned promptly to Subtenant, beyond the amount necessary to cure the breach of any provision of this Sublease by Subtenant. If all or any part of the Security Deposit is applied to an obligation of Subtenant hereunder, Subtenant shall immediately upon request by Sublandlord restore the Security Deposit to its original amount. Subtenant shall not have the right to call upon Sublandlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Subtenant, but such use shall be solely in the discretion of Sublandlord.

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     12.  MISCELLANEOUS.

          (a) Notices. All notices, demands, consents and approvals which may be or are required to be given hereunder shall be in writing and shall be deemed to have been delivered on the earlier of (i) the date received, or (ii) the date of delivery, refusal, or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage pre-paid, sent registered or certified mail, return receipt requested, sent overnight, mail or delivered by hand and addressed to the party to be notified at the address for such party specified in the first paragraph of this Sublease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Sublandlord and Subtenant hereby appoint as their respective agents to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person then in charge of or apparently in charge of or occupying the Main Premises or the Sublease Premises, respectively.

          (b) Effect. This Sublease shall be binding upon the parties hereto, their executors, administrators, heirs, successors and assigns.

          (c) Applicable Law. This Sublease shall be deemed made and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (d) Modification. Neither this Sublease nor any provision thereof may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

          (e) Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

          (f) Broker. The parties represent and warrant that they have dealt with no broker in connection with the transaction contemplated by this Sublease, and each party agrees to indemnify and hold the other party harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees reasonably incurred, court costs and claims for brokerage commissions) asserted against or incurred by such other party by reason of, or arising out of, any breach of the warranty and representation set forth in this paragraph.

          (g) Representation and Warranty of Subtenant. Subtenant hereby warrants and represents to Sublandlord and Landlord as follows:

               (i) Subtenant is duly authorized and fully qualified to conduct its business in the Commonwealth of Massachusetts and is in good standing in the Commonwealth; and

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               (ii) This Sublease constitutes the valid and binding obligation of Subtenant.


                 [Remainder of Page Intentionally Left Blank]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed under seal as of the date first above written.

SUBLANDLORD:                  REPROGENESIS, INC.


                              By: /s/ James S. Sigler
                                 --------------------
                                 Name:  James S. Sigler
                                 Title: Vice President of Manufacturing


SUBTENANT:                    ONTOGENY, INC.


                              By: /s/ Bruce Leicher
                                 ------------------
                                 Name:  Bruce Leicher
                                 Title: Vice President and General Counsel

     Pursuant to Section 5.2.1 of the Main Lease, Landlord hereby joins this Agreement for Sublease for the sole purpose of consenting to this Sublease.


LANDLORD:


                              /s/ David E. Clem
                              -----------------
                              David E. Clem, Trustee of 21 Erie Realty Trust

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